POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that I, Faye
Alexander Nelson, located at 5846 Clearview Drive, Troy, Michigan 48098, do hereby nominate, constitute and appoint, Thomas M. Costello, Jr., Barbara
J. Kovach or Terri Trainor Clark, with offices at One Campus Martius, Detroit, Michigan 48226, my true and lawful attorney in fact, for me and in my name, place and stead to:

Execute my name to any and all documents, forms and reports ("Documents"), whether such Documents are filed with the Securities and Exchange Commission electronically or otherwise, for transactions in the securities of Compuware Corporation.

In addition,
I hereby give and grant unto my said attorney in fact, full power and authority to do and perform every act necessary, requisite or proper to be done in and about the premises as fully as I might or could do if I were personally present, with full power of substitution and revocation, hereby ratifying and confirming all that my said attorney shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have here
unto set my hand this 4th day of August, 2003.

In presence of



/s/						/s/
Verena L. Reddick				Faye Alexander Nelson

Witness						Signature
Subscribed and sworn to before me
this 4th day
of August, 2003



/s/
Wanda McNairy-Hoskins
Notary Public,
Acting in Wayne
County, State of Michigan

My Commission expires:

11-5-05